                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                       THE SPORTSMAN'S GUIDE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 1999

To Our Shareholders:

    The Annual Meeting of Shareholders of The Sportsman's Guide, Inc., a Minnesota corporation (the "Company"), will be held at the Minneapolis Athletic Club, 12th Floor, Cavalier Room, 615 Second Avenue South, Minneapolis, Minnesota on Monday, May 10, 1999, at 3:00 p.m., Minnesota time, for the following purposes:

        1. Election of seven directors to serve until the next Annual Meeting and until their respective successors have been elected and qualified;

        2.  Approval of the 1999 Stock Option Plan;

        3. Ratification of the engagement of Grant Thornton LLP as independent certified public accountants for the Company for fiscal 1999; and

        4. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

    Only holders of record of the Company's Common Stock at the close of business on March 19, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

    All shareholders are cordially invited to attend the Annual Meeting in person.

                                          By Order Of The Board Of Directors

                                                      [SIGNATURE]

                                          Charles B. Lingen, SECRETARY

South St. Paul, Minnesota
March 29, 1999

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN
       AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                          THE SPORTSMAN'S GUIDE, INC.
                               411 FARWELL AVENUE
                        SOUTH ST. PAUL, MINNESOTA 55075

                            ------------------------

                                PROXY STATEMENT

                                  MAILING DATE
                                 MARCH 29, 1999
                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Sportsman's Guide, Inc., a Minnesota corporation (the "Company"), for use for the purposes set forth herein at its Annual Meeting of Shareholders to be held on May 10, 1999 and any adjournments thereof. All properly executed proxies will be voted as directed by the shareholder on the proxy card. If no direction is given, proxies will be voted in accordance with the Board of Directors' recommendations and, in the discretion of the proxy holders, in the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by a shareholder by delivering written notice of revocation to the Company or in person at the Annual Meeting at any time prior to the voting thereof.

                       VOTING SECURITIES AND RECORD DATE

    The Company has one class of voting securities outstanding, namely Common Stock, par value $.01 per share. Only holders of record of the Company's Common Stock at the close of business on March 19, 1999 are entitled to notice of and to vote at the Annual Meeting. As of March 19, 1999, there were 4,747,810 shares of Common Stock outstanding, and each share is entitled to one vote on all matters to be voted upon at the Annual Meeting. Under the Company's Restated Articles of Incorporation and Bylaws, each shareholder has the right to vote cumulatively for the election of directors by giving written notice of his intent to cumulate his votes to any officer of the Company before the Annual Meeting or to the presiding officer of the Company at the Annual Meeting at any time before the election of directors. Under cumulative voting, each shareholder has the right to cast that number of votes per share equal to the number of directors to be elected and may cast all of the shareholder's votes for a single candidate or distribute those votes among any number of candidates. In the event that directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, then the proxy holders will vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the proxy holders may determine.

    The presence in person or by proxy of holders of 40% of the shares of the Company's Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

    Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect. A broker non-vote occurs when a broker submits a proxy that indicates the broker does not have discretionary authority to vote the shares on a particular matter.

                 MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING

1. ELECTION OF DIRECTORS

    Seven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. Each nominee is presently a director of the Company. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. The Company and the Board of Directors have no reason to believe that any substitute nominee will be required.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

    Set forth below is certain information with respect to each nominee for director.

    GARY OLEN, 57, is a co-founder of the Company and served as its Executive Vice President and Secretary from its incorporation in 1977 until December 31, 1993. Mr. Olen was elected Chief Executive Officer in 1994, served as President from 1994 to 1998 and was elected Chairman of the Board in 1998. Mr. Olen has been a director of the Company since its incorporation. From 1970 to 1977, Mr. Olen was employed as the Merchandising/Marketing Director for Fidelity File Box, Inc. ("Fidelity File Box"), which sells corrugated storage products, office and industrial equipment and office industrial supplies through mail order catalogs. From 1967 to 1970, Mr. Olen was a Merchandise Manager with C&H Distributors, a business-to-business mail order catalog specializing in the sale of industrial and office equipment. From 1960 to 1967, Mr. Olen was employed in the catalog division of J.C. Penney Company. Mr. Olen was also the sole proprietor of the predecessor of the Company, The Olen Company, founded in 1970.

    GREGORY R. BINKLEY, 50, has been a director of the Company since 1995. Mr. Binkley has been employed by the Company since 1994 and was elected Vice President in 1994, Senior Vice President of Operations and Chief Operating Officer in 1995, Executive Vice President in 1996 and President in 1998. From 1993 to 1994, Mr. Binkley served as an independent operations consultant. From 1990 to 1993, Mr. Binkley was employed by Fingerhut Companies, Inc. ("Fingerhut"), a mail order catalog business, as Director of Distribution. From 1988 to 1990, Mr. Binkley was Director of Distribution with Cable Value Network, Inc., a cable television retailer. From 1975 to 1988, Mr. Binkley was employed by Donaldsons Department Stores, a division of Allied Stores Corporation, serving as Vice President of Finance and Operations from 1987 to 1988 and Vice President of Operations from 1981 to 1987.

    CHARLES B. LINGEN, 54, has been a director of the Company since 1995. Mr. Lingen has been employed by the Company since 1994 as its Chief Financial Officer, Vice President of Finance and Treasurer, in 1995 was elected Secretary and in 1996 was elected Senior Vice President of Finance. From 1973 to 1994, Mr. Lingen was employed by Fingerhut, serving as Vice President of Finance and Controller from 1989 to 1994.

    VINCENT W. SHIEL, Ph.D, 65, has been a director of the Company since 1990, served as Chairman of the Board from 1994 to 1998 and was elected Vice Chairman in 1998. Dr. Shiel owns an interest in and serves as a director of ABN Sports Supply, Inc. ("ABN Sports"), a wholesale firearms distributor. Dr. Shiel is a principal shareholder and has served as President and a director of Outdoor Consulting, Inc., a management consulting firm, since 1988. From 1984 to 1988, Dr. Shiel served on the board of directors and owned a controlling interest in Gander Mountain, Inc. ("Gander Mountain"), then a retail mail order catalog company specializing in outdoor sporting equipment. Dr. Shiel resigned as a director of and sold his controlling interest in Gander Mountain in 1988. Dr. Shiel was the principal owner and President of Outdoor Sports Headquarters, Inc., a hunting and sporting goods wholesaler, from its formation in the early 1960s until 1978.

    LEONARD M. PALETZ, 64, is a co-founder of the Company and served as Chairman of the Board, Chief Executive Officer, Treasurer and a director from the Company's incorporation in 1977 until 1994. Mr. Paletz resigned his offices of Chairman of the Board, Chief Executive Officer and Treasurer in 1994, retiring as an employee of the Company effective December 31, 1994. Mr. Paletz also served as the Company's President from its incorporation through December 31, 1993. From 1962 through 1977, Mr. Paletz was employed by Fidelity File Box in various positions including Vice President and General Manager and was also a director and shareholder of Fidelity File Box.

    MARK F. KROGER, 45, has been a director of the Company since 1990. He is the former Chairman of the Board, President and Chief Executive Officer of ABN Sports. Mr. Kroger served as President and a director of ABN Sports from 1986 to 1997. Mr. Kroger also served as the Chairman of the Board, President and Chief Executive Officer of LMV, Inc. dba Ohio Powder Company, a wholesale distributor of gun powder, from 1995 to 1997 and as the President and a director of MKS Supply, Inc., a marketer and seller of firearms to distributors, from 1990 to 1997. Mr. Kroger was employed by Outdoor Sports Headquarters, Inc. from 1973 to 1985 where he held various positions in sales and merchandising.

    WILLIAM T. SENA, 62, has been a director of the Company since 1990. He is an investment advisor with Sena Weller Rohs Williams, Inc., an investment advisory firm. Mr. Sena has been associated with the investment advisory firm and its predecessor since 1965. Mr. Sena is also a director of Phoenix Medical Technology, Inc.

MEETINGS OF THE BOARD AND COMMITTEES

    During fiscal 1998, the Board of Directors held one meeting and took action by unanimous written consent once. Each director attended the Board meeting held during 1998.

    The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Board has no nominating committee.

    The Audit Committee consists of Mark F. Kroger, Leonard M. Paletz and William T. Sena and has the responsibility to meet with Company personnel and representatives of the Company's independent auditors to review internal auditing procedures and matters related to the Company's annual external audit. The Audit Committee recommends to the Board of Directors the appointment of independent public accountants. The Audit Committee met once during 1998.

    The Compensation Committee consists of Vincent W. Shiel, Leonard M. Paletz and William T. Sena. The Compensation Committee has the responsibility to review the salaries, bonuses and stock options for, as well as any other compensation of, the officers of the Company. The Committee recommends any changes or updates to officer compensation to the Board of Directors for its approval. The Compensation Committee met twice during 1998.

    The Executive Committee consists of Gary Olen, Vincent W. Shiel and William
T. Sena. The Executive Committee is empowered to exercise all of the powers and authority of the Board of Directors between meetings of the Board. The Executive Committee took action by unanimous written consent five times during 1998.

DIRECTOR COMPENSATION

    Directors who are not employees of the Company receive $5,000 annually for services as a director plus expenses incurred in attending board meetings.

2. APPROVAL OF 1999 STOCK OPTION PLAN

    One of the purposes of the Annual Meeting is to consider and vote upon approval of the Company's 1999 Stock Option Plan (the "Plan"). The Board of Directors of the Company adopted the Plan as of

February 11, 1999, subject to the approval of the Company's shareholders. A description of the material features of the Plan appears below.

    SUMMARY OF THE PLAN

    The purpose of the Plan is to advance the interests of the Company by providing an opportunity to selected key employees to purchase Common Stock of the Company through the exercise of options granted under the Plan. Options may be granted under the Plan that qualify as incentive stock options under the provisions of Section 422 of the Internal Revenue Code of 1986 (the "Code"), and options which do not so qualify ("nonqualified options").

    Options may be granted under the Plan to such key employees of the Company as are recommended by the Compensation Committee of the Board of Directors. It is not possible to state in advance the exact number and identity of those employees who will ultimately participate in the Plan. Currently, 24 employees hold options granted under the Company's 1996 Stock Option Plan, including six executive officers of the Company.

    A maximum of 600,000 shares of Common Stock will be available for issuance upon the exercise of options granted under the Plan, subject to adjustment for stock splits, stock dividends and other changes in the capital structure of the Company. Shares subject to an option which expires or is terminated unexercised as to such shares may again be the subject of an option under the Plan. The shares delivered upon exercise of options granted under the Plan may be either authorized but unissued shares or treasury shares. On March 23, 1999, the last reported sale price of the Common Stock on the Nasdaq National Market was $5.00 per share.

    The Plan will be administered by the Compensation Committee. The Compensation Committee will recommend to the Board of Directors the individuals to whom and the times at which options are granted, the designation of each option as an incentive stock option or a nonqualified option, the number of shares subject to each option and the option price. The maximum number of shares subject to options which may be granted under the Plan to any one employee is the total number of shares available under the Plan.

    Options granted under the Plan cannot be exercisable for a price less than the fair market value of the underlying shares on the date of grant or later than ten years from the date of grant, except that incentive stock options granted to employees who own more than 10% of the combined voting power of the Company's stock cannot be exercisable for a price less than 110% of such fair market value or later than five years from the date of grant. Options are exercisable at such times and in such installments as the Board of Directors may determine at the time of grant. The aggregate fair market value of the underlying shares (determined at the time an option is granted) with respect to which incentive stock options first become exercisable by an employee during any calendar year (under the Plan and any other stock option plans of the Company) may not exceed $100,000.

    Full payment for shares purchased on exercise of an option, along with payment of any required tax withholding, must be made at the time of exercise in cash or, if permitted by the Board of Directors, in shares of Common Stock having a fair market value equivalent to the exercise price and withholding obligation.

    Options granted under the Plan generally may not be transferred otherwise than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee. Unexercised options terminate upon termination of the optionee's employment. If the optionee's employment terminates for any reason other than cause or on account of disability or death, the options then exercisable may be exercised by the optionee or his or her legal representative within limited time periods following termination of employment.

    The Board of Directors may amend or terminate the Plan (without further shareholder approval) or alter or amend any outstanding stock option agreements under the Plan in any manner it deems advisable, provided that no such action shall adversely affect any outstanding option without the consent of the optionee.

    No options have been granted under the Plan and it is contemplated that no options will be granted under the Plan until after shareholders approve the Plan. The Plan will be null and void if not approved by the shareholders of the Company. The Plan will remain in effect until discontinued by the Board of Directors, except that no incentive stock option may be granted under the Plan after May 10, 2009.

    FEDERAL INCOME TAX CONSEQUENCES

    The following is a general description of federal income tax consequences to optionees and the Company relating to incentive stock options and nonqualified options that may be granted under the Plan. This discussion does not purport to cover all tax consequences relating to stock options.

    An optionee will not recognize income upon the grant or exercise of an incentive stock option, provided such optionee was an employee of the Company at all times from the date of grant until three months prior to exercise (or one year prior to exercise in the event of death or disability). Generally, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option price will be includable in income for purposes of determining alternative minimum tax and such amount will be added to the tax basis of such stock for purposes of determining alternative minimum taxable income in the year the stock is sold. Where shares acquired upon exercise of an incentive stock option are sold more than two years after grant and more than one year after exercise, long-term capital gain or loss will be recognized equal to the difference between the sales price and the option price. An optionee who sells such shares within two years after grant or one year after exercise will recognize ordinary income in an amount equal to the lesser of the difference between (i) the option price and the fair market value of the shares on the date of exercise or (ii) the option price and the sale proceeds. Any remaining gain or loss will be treated as a capital gain or loss. In such event, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. The deduction will be allowable at the time the optionee recognizes the income.

    An optionee will not recognize income upon the grant of a nonqualified stock option. Upon exercise of the option, the optionee will recognize ordinary income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price. The tax basis of the option stock in the hands of the optionee will equal the option price plus the amount of ordinary income recognized upon exercise, and the holding period for the stock will commence on the day the option is exercised. An optionee who sells option stock will recognize capital gain or loss measured by the difference between the tax basis of the stock and the amount realized on sale. Such gain or loss will be long-term if the stock is held for more than one year after exercise. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

    Approval of the Plan requires the affirmative vote of a majority of the shares present in person or by proxy. Abstentions and broker non-votes will be treated as non-votes and will have the effect of a vote against approval of the Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PLAN.

3. RATIFICATION OF ENGAGEMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has engaged Grant Thornton LLP to audit the books, records and accounts of the Company for the fiscal year ending January 2, 2000. The Board has determined that it is desirable to request that the shareholders ratify the selection. Grant Thornton LLP has served as the Company's independent certified public accountants since 1989. The Board of Directors will reconsider the engagement of Grant Thornton LLP if its selection is not ratified by the shareholders (although it is not obligated to select other independent public accountants).

    It is anticipated that a representative of Grant Thornton LLP will be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP.

4. OTHER BUSINESS

    The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation paid to the Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for services rendered in all capacities to the Company for each of the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                  ANNUAL COMPENSATION     LONG-TERM
                                                                                                        COMPENSATION
                                                                                  --------------------  -------------
                                                                                   SALARY      BONUS       OPTIONS
NAME AND PRINCIPAL POSITION                                              YEAR        ($)        ($)          (#)
---------------------------------------------------------------------  ---------  ---------  ---------  -------------
Gary Olen............................................................       1998    259,605     --           80,000
  Chairman and Chief                                                        1997    207,782    110,000       33,790
  Executive Officer                                                         1996    137,127    158,000       38,950

Gregory R. Binkley...................................................       1998    178,939     --           75,000
  President and Chief Operating Officer                                     1997    129,985     60,000       20,740
                                                                            1996    103,275     86,500       21,210

Charles B. Lingen....................................................       1998    136,166     --           41,000
  Senior Vice President of Finance,                                         1997    119,165     50,000       15,420
  Chief Financial Officer and                                               1996     97,218     79,500       17,670
  Secretary/Treasurer

John M. Casler(1)....................................................       1998    127,110     --           41,500
  Senior Vice President of                                                  1997    100,235     45,000       10,000
  Merchandising                                                             1996     96,661     47,000        5,500

Barry W. Benecke(2)..................................................       1998    123,151     --            7,500
  Senior Vice President                                                     1997     93,484     15,000        5,000
  of Creative Services                                                      1996     37,542     17,000        1,500

------------------------

(1) Mr. Casler was employed by the Company in January 1996. Salary paid in 1996 consists of amounts paid from such date to the end of the fiscal year.

(2) Mr. Benecke was employed by the Company in July 1996. Salary paid in 1996 consists of amounts paid from such date to the end of the fiscal year.

    The following table sets forth information with respect to the Named Executive Officers concerning the grant of options during fiscal 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                                                                 VALUE
                                                   INDIVIDUAL GRANTS                      AT ASSUMED RATES OF
                                --------------------------------------------------------         STOCK
                                  NUMBER OF      # OF TOTAL                                PRICE APPRECIATION
                                 SECURITIES     OPTIONS/SARS     EXERCISE                         FOR
                                 UNDERLYING      GRANTED TO       OR BASE                   OPTION TERM (1)
                                OPTIONS/SARS    EMPLOYEES IN       PRICE     EXPIRATION   --------------------
NAME                             GRANTED (#)     FISCAL YEAR      ($/SH)        DATE        5%($)     10%($)
------------------------------  -------------  ---------------  -----------  -----------  ---------  ---------
Gary Olen.....................       50,000(2)         25.0          6.50       2/05/08     204,391    517,966
                                     30,000(3)                       5.875      3/27/08     110,843    280,897

Gregory R. Binkley............       59,500(2)         23.5          6.50       2/05/08     243,225    616,380
                                     15,500(3)                       5.875      3/27/08      57,269    145,130

Charles B. Lingen.............       34,000(2)         12.8          6.50       2/05/08     138,986    352,217
                                      7,000(3)                       5.875      3/27/08      25,863     65,543

John M. Casler................       34,000(2)         13.0          6.50       2/05/08     138,986    352,217
                                      7,500(3)                       5.875      3/27/08      27,711     70,224

Barry W. Benecke..............        7,500(3)          2.3          5.875      3/27/08      27,711     70,224

------------------------

(1) The compounding assumes a ten-year exercise period for all option grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(2) Options granted upon completion of the Company's public offering at an exercise price equal to the public offering price. These options become exercisable in four cumulative installments of 25% on the date of grant and each anniversary date and are subject to forfeiture as provided in the individual's employment agreement with the Company. The date of grant was February 5, 1998.

(3) Incentive stock options granted pursuant to the Company's 1996 Stock Option Plan. These options become exercisable in four cumulative installments of 25% on the date of grant and each anniversary date. The date of grant was March 27, 1998.

    The following table sets forth information with respect to the Named Executive Officers concerning options held at fiscal year end 1998.

                    AGGREGATED FISCAL YEAR END OPTION VALUES

                                                                NO. OF UNEXERCISED         VALUE OF UNEXERCISED
                                      SHARES                 OPTIONS/ SARS AT FY-END    IN-THE- MONEY OPTIONS/SARS
                                    ACQUIRED ON    VALUE               (#)                    AT FY- END ($)
                                     EXERCISE    REALIZED   --------------------------  --------------------------
NAME                                    (#)         ($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------  -----------  ---------  -----------  -------------  -----------  -------------
Gary Olen.........................      55,000     220,000      97,720        76,895       218,350        56,300
Gregory R. Binkley................      --          --          55,643        66,620       119,125        33,191
Charles B. Lingen.................      --          --          37,505        38,460        91,674        22,556
John M. Casler....................      --          --          20,875        36,125        35,672        16,016
Barry W. Benecke..................      --          --           5,875         8,125        13,422         9,766

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with Gary Olen, Gregory
R. Binkley, Charles B. Lingen and John M. Casler. Mr. Olen's agreement continues until December 31, 2001, and Messrs. Binkley's, Lingen's and Casler's agreements continue until December 31, 1999. Such agreements contain certain nondisclosure, nonsolicitation and option forfeiture provisions. Each agreement is automatically renewed for additional one year terms unless either party gives two months' notice of nonrenewal, and terminates upon the employee's death, disability or retirement at age 65. Upon termination of the agreement by reason of death or disability, each of the employees or his estate is entitled to a payment equal to 12 months of his monthly base salary, plus a pro rata portion of the bonus that would otherwise have been payable to the employee under the Company's bonus plan then in effect. Upon termination of the agreement (i) by the employee for good reason (as defined in the agreement) or (ii) by the Company without good cause or upon the Company's failure to renew the agreement, the employee is entitled to a payment equal to 24 months of his monthly base salary, plus a pro rata portion of the bonus that would otherwise have been payable to the employee under the Company's bonus plan then in effect. Each agreement also provides that if the employee is terminated, or resigns for good reason or if the Company fails to renew the agreement within two years following a substantial event (defined as a sale of substantially all of the Company's assets, a merger or other reorganization resulting in the incumbent directors constituting less than a majority of the board, or a tender offer for 50% or more of the Company's outstanding voting stock), such employee is entitled to a payment equal to three times his annual base salary, plus a pro rata portion of the bonus otherwise payable to the employee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors is comprised of Vincent
W. Shiel, Leonard M. Paletz and William T. Sena. Mr. Paletz is a former Chief Executive Officer of the Company.

    During fiscal 1998, the Company purchased merchandise inventory in the amount of $3.9 million from ABN Sports. Dr. Shiel is a shareholder and director of ABN Sports, and Mark F. Kroger was formerly a shareholder, Chairman of the Board, President and Chief Executive Officer of ABN Sports. The Company believes that the terms of such purchases were as favorable as could have been obtained from an unrelated party.

    Outdoor Consulting, Inc., a corporation owned by Dr. Shiel, provides certain consulting services to the Company. Mr. Sena also provides certain consulting services to the Company. In addition, Dr. Shiel, Mr. Paletz and Mr. Kroger held subordinated notes payable which were paid in full, and Dr. Shiel and Mr. Kroger owned shares of Series A Preferred Stock which were repurchased by the Company, upon completion of the Company's public offering of Common Stock in February 1998. See "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors establishes policies relating to compensation of executive officers of the Company. The Committee is also responsible for the review and determination of salaries, bonuses and stock options for executive officers.

    EXECUTIVE COMPENSATION POLICIES

    The Company's compensation policy seeks to provide an appropriate relationship between executive pay and the creation of shareholder value, while motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with bonuses based upon corporate performance and stock options. Measurement of corporate performance is primarily based on the pre-tax earnings of the Company. Performance goals are revised annually to create an incentive for senior management to increase sales, profit margin and earnings. The Committee feels that stock options are an effective incentive for executives to create value for shareholders since their value bears a direct relationship to the Company's stock price. Annual cash compensation, together with equity-based compensation, is designed to attract and retain qualified executives and to ensure that executives have a continuing stake in the long-term success of the Company.

    FISCAL 1998 COMPENSATION

    For fiscal 1998, the Company's executive compensation program consisted of base salary, a cash bonus program and a stock option plan.

    BASE SALARY. Base salaries for executive officers, as well as changes in base salaries, are determined by the Committee based upon recommendations by the Chief Executive Officer, comparable salaries for companies of similar size and profitability, and an evaluation of subjective factors such as the individual's position, contribution, experience and length of service.

    ANNUAL BONUS. The Company's annual bonus program provides for the payment of cash bonuses based upon the achievement of pre-determined corporate performance goals. For 1998, the Committee established specific levels of Company pre-tax earnings as the performance measure for determining cash bonuses. Bonuses payable could range from zero to $50,000 plus 15% of pre-tax earnings over specified levels. No cash bonuses were earned in 1998 because pre-tax earnings did not reach the threshold payout level.

    STOCK OPTIONS. Stock option awards to executive officers consist of annual grants plus possible additional grants based on corporate performance. The total number of annual stock option grants is determined by the Committee taking into consideration the incentive potential of the award as well as aggregate employee stock option ownership and overall corporate performance. Individual awards are based upon recommendations by the Chief Executive Officer. For 1998, options to purchase 99,500 shares of Common Stock were awarded to 28 employees, including six executive officers. In addition, options to purchase 220,000 shares were granted to five executive officers following successful completion of the Company's public offering in February 1998. No performance-based option grants were made because pre-tax earnings fell below the award threshold level.

    CEO COMPENSATION

    Gary Olen, the Company's Chief Executive Officer, was paid a base salary of $250,000 for fiscal 1998. Mr. Olen was also awarded options to purchase 30,000 shares under the annual stock option plan and 50,000 shares upon completion of the public offering. Mr. Olen, like the other executive officers, did not earn a cash bonus for 1998.

    INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the other named executive officers in the company's proxy statement. Compensation which is performance-based is exempt from the $1 million deductibility limitation. The Committee has reviewed the application of Section 162(m) to its executive compensation policies and does not believe that such policies are effected by the Section 162(m) limitation at this time.

                                          Vincent W. Shiel
                                          Leonard M. Paletz
                                          William T. Sena

                               PERFORMANCE GRAPH

    The following graph shows a five-year comparison of the cumulative total returns for the Company's Common Stock (*), the CRSP (**) Index for NASDAQ Stock Market and the CRSP Index for NASDAQ Retail Trade Stocks. The graph assumes $100 invested on December 31, 1993 in the Company's Common Stock and each index with all dividends reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           SPORTSMAN'S GUIDE    NASDAQ STOCKS     NASDAQ RETAIL TRADE
12/31/93              $100.00           $100.00                $100.00
3/31/94               $187.50            $95.80                 $91.98
6/30/94               $225.00            $91.32                 $88.23
9/30/94               $212.50            $98.88                 $96.45
12/31/94              $362.50            $97.75                 $91.18
3/31/95               $312.50           $106.58                 $90.19
6/30/95               $187.50           $121.91                 $99.34
9/30/95               $150.00           $136.60                $106.34
12/31/95               $81.25           $138.26                $100.34
3/31/96                $25.00           $144.70                $112.94
6/30/96                $43.75           $156.51                $120.71
9/30/96                $75.00           $162.05                $127.44
12/31/96               $80.00           $170.02                $119.73
3/31/97               $143.75           $160.79                $113.90
6/30/97               $190.00           $190.27                $128.67
9/30/97               $247.50           $222.44                $145.87
12/31/97              $252.50           $208.58                $140.67
3/31/98               $250.00           $244.05                $168.82
6/30/98               $277.50           $251.12                $172.40
9/30/98               $155.00           $227.34                $125.37
12/31/98              $217.50           $293.21                $170.23

------------------------

* The Company's Common Stock has traded on the NASDAQ National Market since February 5, 1998. Prior to that date the Company's Common Stock was traded in the local over-the-counter market.

** Center for Research in Security Prices, Graduate School of Business, University of Chicago, Chicago, Illinois.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 19, 1999 (the record date for the Annual Meeting) by each director and nominee for director of the Company, each Named Executive Officer and all directors and executive officers as a group, and those persons or groups known by the Company to own more than 5% of the Common Stock.

                                                                             COMMON STOCK
                                                                          BENEFICIALLY OWNED
                                                                       -------------------------
NAME                                                                     NUMBER     PERCENT(1)
---------------------------------------------------------------------  ----------  -------------
DIRECTORS AND EXECUTIVE OFFICERS(2):
Vincent W. Shiel(3)..................................................     522,000         11.0%
Gary Olen(4).........................................................     228,351          4.7%
Gregory R. Binkley(5)................................................      92,078          1.9%
Charles B. Lingen(6).................................................      53,485          1.1%
John M. Casler(7)....................................................      35,625        *
Barry W. Benecke(8)..................................................      10,750        *
Leonard M. Paletz....................................................     204,816          4.3%
Mark F. Kroger.......................................................      78,370          1.7%
William T. Sena, as trustee of various trusts for the benefit of Dr.
  and Mrs. Shiel and their children(9)...............................     106,819          2.2%
All directors and executive officers as a group
    (10 persons)(10).................................................   1,341,794         26.4%

OTHER SHAREHOLDERS OWNING MORE THAN 5% OF COMMON STOCK:
Ralph E. Heyman, individually and as trustee of various trusts for the benefit of Dr. and Mrs. Shiel and their children and
  grandchildren(11)..................................................     383,725          8.1%
Wellington Management
  Company, LLP(12) ..................................................     335,400          7.1%
  75 State Street
  Boston, MA 02109
Dimensional Fund Advisors Inc.(13) ..................................     302,800          6.4%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Kalmar Investments Inc.(14) .........................................     300,000          6.3%
  3701 Kennett Pike
  Greenville, DE 19807

------------------------

   * Less than 1% of outstanding shares.

 (1) Percentages are calculated on the basis of the number of shares outstanding on March 19, 1999 plus the number of shares issuable pursuant to options held by the individual which are exercisable within 60 days after March 19, 1999.

 (2) The address of each director and executive officer of the Company is 411 Farwell Avenue, South St. Paul, Minnesota 55075.

 (3) Includes (i) 420,051 shares held by the Vincent W. Shiel Family Limited Partnership of which the Vincent W. Shiel Revocable Trust (of which Dr. Shiel is trustee) owns a 99.9% limited partnership interest and a 99.8% interest in the general partner and (ii) 101,949 shares held by the Helen M.

     Shiel Family Limited Partnership of which the Helen M. Shiel Revocable Trust (of which Mrs. Shiel is trustee) owns a 99.9% limited partnership interest and a 99.8% interest in the general partner. Helen M. Shiel is the wife of Dr. Shiel. Does not include 633,848 shares held by Dr. and Mrs. Shiel's children or in trusts for the benefit of Dr. and Mrs. Shiel and their children and grandchildren of which Dr. Shiel expressly disclaims beneficial ownership.

 (4) Includes 136,168 shares issuable upon the exercise of options. Does not include 46,000 shares held in trusts for the benefit of Mr. Olen's children and grandchildren of which Mr. Olen expressly disclaims beneficial ownership.

 (5) Includes 2,000 shares held in the name of Mr. Binkley's wife and 82,078 shares issuable upon the exercise of options.

 (6) Includes 53,485 shares issuable upon the exercise of options.

 (7) Includes 35,625 shares issuable upon the exercise of options.

 (8) Includes 10,750 shares issuable upon the exercise of options.

 (9) Includes 106,819 shares held as trustee of various trusts for the benefit of Dr. and Mrs. Shiel and their children, of which Mr. Sena has no pecuniary interest. Does not include 522,000 shares held by the Vincent W. Shiel Family Limited Partnership and the Helen M. Shiel Family Limited Partnership over which Mr. Sena shares voting and dispositive power and of which Mr. Sena expressly disclaims beneficial ownership.

 (10) Includes 327,606 shares issuable upon the exercise of options.

 (11) Includes 382,725 shares held as trustee of various trusts for the benefit of Dr. and Mrs. Shiel and their children and grandchildren, of which Mr. Heyman has no pecuniary interest. Does not include 522,000 shares held by the Vincent W. Shiel Family Limited Partnership and the Helen M. Shiel Family Limited Partnership over which Mr. Heyman shares voting and dispositive power and of which Mr. Heyman expressly disclaims beneficial ownership. Mr. Heyman's address is 1100 Courthouse Plaza S.W., Dayton, Ohio 45402.

 (12) Based on a Schedule 13G filing dated February 9, 1999. Wellington Management Company, LLP, a registered investment advisor, is the beneficial owner of 335,400 shares owned of record by its clients and has shared power to vote and dispose of the 335,400 shares.

 (13) Based on a Schedule 13G filing dated February 11, 1999. Dimensional Fund Advisors Inc., a registered investment advisor, has sole power to vote and dispose of 302,800 shares held by investment companies and other investment vehicles to which Dimensional Fund Advisors Inc. provides investment advice. Dimensional Fund Advisors Inc. disclaims beneficial ownership of the 302,800 shares.

 (14) Based on a Schedule 13G filing dated January 8, 1999. Kalmar Investments Inc., a registered investment advisor, has sole power to dispose of 300,000 shares but does not have the power to vote the 300,000 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and ten percent beneficial owners of Common Stock to file reports of ownership and changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company believes that during fiscal 1998 all filing requirements applicable to its directors, executive officers and ten percent beneficial owners were met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In January 1990, the Company entered into a consulting agreement with Outdoor Consulting, Inc. pursuant to which Outdoor Consulting, Inc. provides consulting services to the Company. The initial term of the agreement expired on December 31, 1990; however, the agreement continues on a year-to-year basis until terminated by either party upon 60 days prior written notice. The initial compensation payable under the agreement was $4,000 per month. Effective January 1, 1997, the compensation payable under this agreement was increased to $5,000 per month. Vincent W. Shiel is the sole shareholder and employee of Outdoor Consulting, Inc.

    In February 1998, the Company paid in full all outstanding subordinated notes payable using a portion of the net proceedings from a public offering of Common Stock. The holders of the subordinated notes payable (and principal amount) included: Vincent W. Shiel and his wife ($986,074); Frederick J. Kroger, father of Mark F. Kroger ($723,334); Ralph E. Heyman, as trustee under various trusts for the benefit of Dr. and Mrs. Shiel and their children and grandchildren ($397,260); William T. Sena, as trustee under a trust for the benefit of Dr. and Mrs. Shiel and their children ($200,000); Leonard M. Paletz ($180,095); Stuart A. Shiel, son of Dr. Shiel ($100,000); Mark F. Kroger ($31,667); and all others ($795,000). The Company incurred interest expense on related party subordinated notes payable of $23,000 during 1998.

    In February 1998, the Company repurchased all 20,000 shares of Series A Preferred Stock outstanding for $1 million ($50 per share) using a portion of the net proceeds from its public offering. The holders of the Series A Preferred Stock (and number of shares) included: Dr. and Mrs. Shiel (10,000 shares); Frederick J. Kroger (3,000 shares); Mark J. Kroger (1,000 shares); and all others (6,000 shares).

    In February 1998, the Company loaned Gary Olen $238,700 to pay the exercise price of an option to purchase 55,000 shares of Common Stock held by Mr. Olen (which became exercisable upon completion of the Company's public offering and would have expired six months later) and to pay the income taxes payable by him upon exercise of the option. The loan, approved by the Board of Directors, is for a term of five years, bears interest at the mid-term applicable federal rate as of the date of the loan (5.69%) and is collateralized by a pledge of the shares acquired upon exercise. In February 1999, the Board of Directors deferred for one year payment of the first installment due on the loan.

    In April 1998, the Company entered into a consulting agreement with William
T. Sena pursuant to which Mr. Sena provides certain investor relation and investment advisory services as requested by the Company for a minimum of 15 hours per quarter. The initial term of the agreement expired on December 31, 1998 and continues on a quarter-to-quarter basis until terminated by either party. Mr. Sena is paid $3,000 per quarter for services under the agreement.

                             SHAREHOLDER PROPOSALS

    Proposals by shareholders intended to be presented at the 2000 Annual Meeting must be received by the Secretary of the Company on or before November 30, 1999 in order to be included in the proxy statement for that meeting. Proposals should be directed to the Company's executive offices at 411 Farwell Avenue, South St. Paul, Minnesota 55075, Attention: Mr. Charles B. Lingen, Secretary/Treasurer. Shareholder proposals intended to be submitted at the 2000 Annual Meeting outside the processes of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by the Company at its executive offices on or before February 13, 2000.

                             ADDITIONAL INFORMATION

    The Company's Annual Report to Shareholders for the fiscal year ended January 3, 1999 accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement.

                            SOLICITATION OF PROXIES

    The Company will bear the entire expense of this proxy solicitation. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

                                          THE SPORTSMAN'S GUIDE, INC.

                                                      [SIGNATURE]

                                          Charles B. Lingen, SECRETARY

                           THE SPORTSMAN'S GUIDE, INC.

                             1999 STOCK OPTION PLAN

         1. PURPOSE. The purpose of this Plan is to advance the interests of The Sportsman's Guide, Inc., a Minnesota corporation (the "Company") by providing an opportunity to selected key employees of the Company to purchase stock of the Company through the exercise of options granted under this Plan. By encouraging such stock ownership, the Company seeks to attract, retain and motivate key employees of training, experience and ability, and to encourage the judgment, initiative and efforts of such employees for the successful conduct of the Company's business. It is intended that these purposes will be effected by the granting of stock options as provided herein which will qualify as "incentive stock options" under the provisions of Section 422 (or its successor provisions) of the Internal Revenue Code of 1986 (the "Code"), and options which do not qualify as incentive stock options under the Code ("nonqualified options").

         2. STOCK SUBJECT TO THE PLAN. The total number of shares that may be subject to options granted under this Plan shall not exceed 600,000 shares of the Common Stock of the Company, $.01 par value ("Common Stock"). Shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be the subject of an option under the Plan. The shares delivered upon exercise of options granted under this Plan may be either authorized but unissued shares or issued shares reacquired by the Company.

         3. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company or such other committee designated by the Board (the "Committee") consisting of two or more directors who shall be appointed by and shall serve at the pleasure of the Board. Subject to the provisions of this Plan, the Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. The Committee shall recommend to the Board of Directors the individuals to whom and the times at which options shall be granted, the designation of each option as an incentive stock option or a nonqualified option, and the number of shares subject to each option. Any such construction, rule determination or other action taken by the Committee pursuant to the Plan shall be binding and conclusive upon the approval by the Board of Directors.

         Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         4. ELIGIBLE EMPLOYEES. Options may be granted by the Board of Directors to such key employees of the Company, including members of the Board of Directors who are also employees of the Company, as are selected by the Committee. The maximum number of shares subject to options which may be granted to any individual shall be the total number of shares available under the Plan.

         5. TERMS AND CONDITIONS OF OPTIONS. All options granted under this Plan shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Com-mittee shall approve from time to time, which agreements shall include, but not be limited to, the following terms and conditions:

               (a) PRICE. The purchase price per share of stock payable upon the exercise of each option granted hereunder shall not be less than the fair market value of the stock on the date the option is granted. If at the time of grant of an incentive stock option the optionee owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company, such purchase price per share shall not be less than 110% of the fair market value of the stock on the date the option is granted. Such fair market value shall be determined in accordance with procedures established by the Committee conforming to regulations issued by the Internal Revenue Service with regard to incentive stock options.

               (b) NUMBER OF SHARES. Each option agreement shall specify the number of shares to which it pertains.

               (c) EXERCISE OF OPTIONS. Each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board of Directors may determine at the time it grants such option. No option shall be exercisable with respect to any shares later than ten years after the date of grant of the option. If at the time of grant of an incentive stock option the optionee owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company, such option shall be exercisable no later than five years after the date of grant.

               (d) NOTICE OF EXERCISE AND PAYMENT. An option shall be exercisable by delivery of a written notice to the Secretary of the Company specifying the number of shares for which it is exercised. If the shares are not at the time registered under the Securities Act of 1933, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the shares are being purchased for the optionee's own account for investment and not with a view to distribution. The exercise price and any withholding obligations under applicable tax laws shall be paid in full at the time of delivery of the notice of exercise, either by (i) cashier's, certified or personal check, (ii) if permitted by a vote of the Board of Directors by delivery and assignment to the Company of shares of Common Stock or (iii) by a combination of (i) and (ii). The value of the Company stock for such purpose shall be its fair market value as of the date the option is exercised.

               (e) NON-TRANSFERABILITY. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution, and each option shall be exercisable during the lifetime of the optionee only by him or her, except that the Committee may, in its discretion, authorize options granted under this Plan to be on terms which permit the optionee to transfer the option to family members of the optionee, trusts for the benefit of such family members, family limited partnerships or other persons or entities.

               (f) TERMINATION OF OPTIONS. Each option shall terminate and may no longer be exercised if the optionee ceases for any reason to be an employee of the Company, except that:

                    (i) If the optionee's employment shall have terminated for any reason other than cause, disability (as defined below) or death, the optionee may at any time within a period of three months after such termination of employment exercise the option to the extent the option was exercisable by the optionee on the date of termination of employment.

                    (ii) If the optionee's employment shall have been terminated because of disability within the meaning of Section 22(e)(3) of the Code, the optionee may at any time within a period of one year after such termination of employment exercise the option to the extent the option was exercisable by the optionee on the date of termination of employment.

                    (iii) If the optionee dies at a time when the option was exercisable by the optionee, the optionee's estate, personal representative or beneficiary to whom it has been transferred pursuant to Section 5(e) hereof may, within six months following the death, exercise the option to the extent the option might have been exercised at the time of the optionee's death.

                    (iv) No option may be exercised to any extent by anyone after the expiration date of the option.

               (g) RIGHTS AS SHAREHOLDER. The optionee shall have no rights as a shareholder with respect to any shares covered by an option until the date of issuance of a stock certificate to the optionee for such shares.

         6. TREATMENT OF CERTAIN INCENTIVE STOCK OPTIONS. To the extent that the aggregate fair market value (determined as of the date the option is granted) of shares with respect to which one or more incentive stock options first become exercisable by an optionee in any calendar year exceeds $100,000, taking into account shares subject to incentive stock options under this Plan and shares subject to incentive stock options under all other plans of the Company or other entities referenced in Section 422(d)(1) of the Code, the options shall be treated as nonqualified stock options.

         7. STOCK DIVIDENDS; STOCK SPLITS; COMBINATIONS; RECAPITALIZATIONS. Appropriate adjustment shall be made in the maximum number of shares of Common Stock subject to the Plan and in the number, kind and option price of shares covered by outstanding options granted hereunder to give effect to any stock dividends or other distribution, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the effective date of the Plan.

         8. MERGER; SALE OF ASSETS; DISSOLUTION. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options granted hereunder and the price per share thereof shall be appropriately adjusted in such a manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights available or granted here-under. If the Company at any time should dissolve, sell all or substantially all of its assets, undergo a reorganization, or merge or consolidate with any corporation and the Company is not the surviving corporation, then (unless in the case of a reorganization, merger or consolidation the surviving corporation assumes the optionees' rights under the Plan or issues substantially equivalent substitute rights in place thereof) each optionee shall be notified by the Company of his or her right to exercise all outstanding options (both vested and unvested) prior to any such dissolution, sale, reorganization, merger or consolidation. The failure to exercise such outstanding options within 30 days of such notification shall cause the options to be terminated.

         Notwithstanding the foregoing, in the case of an incentive stock option, no adjustment shall be made pursuant to Section 7 or 8 hereof which would cause the Plan to violate Section 424(a) of the Code or any successor provisions thereto, without the written consent of the optionee adversely affected thereby.

          9. AMENDMENT OR TERMINATION OF PLAN. The Board of Directors may at any time amend or terminate the Plan or alter or amend any outstanding stock option agreements under the Plan in any manner it deems advisable, provided that no such action shall adversely affect or impair any then outstanding option without the consent of the optionee holding such option.

         10. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP. The establishment of the Plan shall in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company and the optionee, except that any options granted under the Plan shall be subject to the provisions of any employment agreement between the Company and the optionee. Nothing contained in the Plan shall be construed as conferring upon any optionee any right to continued employment with the Company or to give any employee any right to participate in the Plan or to receive options. The granting of options under the Plan shall be entirely discretionary with the Board of Directors.

         11. EFFECTIVE DATE; DURATION OF PLAN. This Plan was adopted by the Board of Directors as of February 11, 1999, subject to approval by the shareholders of the Company, and shall become effective upon shareholder approval. The Plan shall remain in effect until discontinued by the Board of Directors, except that no incentive stock option may be granted under the Plan after May 10, 2009.

          12.  DEFINITIONS.

               (a) The term "key employees" means those executive, administrative, operational or managerial employees of the Company who are determined by the Committee to be eligible for options under this Plan.

               (b) The term "optionee" means a key employee to whom an option is granted under this Plan.

As approved by shareholders effective May 10, 1999.

PROXY                     THE SPORTSMAN'S GUIDE, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 10, 1999

    The undersigned hereby appoints Gary Olen, Gregory R. Binkley and Charles B. Lingen and each of them, as proxies, with full power of substitution, to vote all shares of Common Stock of The Sportsman's Guide, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Monday, May 10, 1999 at 3:00 p.m. and any adjournments thereof as follows:

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.   ELECTION OF DIRECTORS   FOR all nominees listed below   WITHHOLD AUTHORITY
                             (EXCEPT AS MARKED TO THE        TO VOTE FOR ALL
                             CONTRARY BELOW) / /             NOMINEES LISTED
                                                             BELOW / /

 INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
                     LINE THROUGH THE NOMINEE'S NAME BELOW.

       Gary Olen, Gregory R. Binkley, Charles B. Lingen, Vincent W. Shiel
               Leonard M. Paletz, Mark F. Kroger, William T. Sena

2.  Approval of the 1999 Stock Option Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. Ratification of the engagement of Grant Thornton LLP as independent certified public accountants for the Company for fiscal 1999.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. In their discretion to vote upon such other business as may properly come before the meeting.

                          (CONTINUED ON REVERSE SIDE)

    IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN, FOR THE APPROVAL OF THE STOCK OPTION PLAN AND FOR THE RATIFICATION OF THE ENGAGEMENT OF GRANT THORNTON LLP.

    Please sign and date this Proxy below and return in the enclosed envelope.

                                              Dated: _____________________, 1999
                                              __________________________________
                                                         (Signature)
                                              __________________________________
                                                         (Signature)

                                              Please date and sign your name as
                                              it appears hereon. When signing as
                                              an attorney, executor,
                                              administrator, guardian or in some
                                              other representative capacity,
                                              please give full title. All joint
                                              owners must sign.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS